UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 8, 2008

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Brekford International Corp.

(Exact Name Of Registrant As Specified In Its Charter)

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Delaware	000-52719	20-4086662
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

7020 Dorsey Road, Suite C, Hanover, Maryland  21076

(Address of Principal Executive Offices) (Zip Code)

(443)  557-0200

(Registrant’s telephone number, including area code)

_________________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a) – (c)

Appointment of new executive officers; reassignment of current executive officers

On July 8, 2008, the board of directors (“Board”) of Brekford International Corp. (the “Company”) appointed the Company’s co-founders Mr. Chandra (C.B.) Brechin as Chief Executive Officer of the Company and Mr. Scott Rutherford as President of the Company, effective on that date.

In connection with the appointments, the Board proposed to reassign the Company’s current Chief Executive Officer, Mr. William A. Shafley, to a sales management position with the Company’s Tactical Solutions Options (“TSO”) division.  Mr. Shafley has not accepted a sales management position at this time, and he and the Company are currently negotiating the terms of his proposed continued service to the Company. Additionally, the Board reassigned the Company’s current President and Chief Operating Officer, Mr. Richard A. Sajac, to the position of vice president of the TSO division.

The Company believes the appointment of new executive management will most effectively drive the Company toward its strategic goals and that the appointment of the Company’s founders Messrs. Brechin and Rutherford will ensure a smooth succession in the Company’s senior leadership. Additionally, the Company anticipates that because of Mr. Sajac’s greater than 20 years of experience and service in the United States military he is best-suited to lead the developing TSO division in the future in the pursuit of increased revenue generation and eventual profitability.

Mr. Brechin has served as the Treasurer, Director, General Manager and President of the Company’s PelicanMobile (“Pelican”) division and subsidiary since the Company’s inception. He co-founded Pelican in 1997 and has served as the division’s President from 1997 until present. Mr. Brechin was responsible for advancing Pelican’s strategic direction, managing all aspects of Pelican’s corporate and government sales, including sales strategy, partnership/vendor relationships, corporate structure, contract acquisition, and training and development. In addition, Mr. Brechin managed Pelican’s financial planning, cash flow and risk analysis by opportunity, financial reporting and internal auditing. Mr. Brechin earned his Bachelor’s Degree in Political Science and International Affairs from Kalamazoo College and his Master’s Degree in Information and Telecommunications Systems from The Johns Hopkins University.

Mr. Rutherford has served as Director and Director of Engineering of the Pelican division from January 2006 to the present. He co-founded Pelican in 1997 and served as its Vice President from 1997 to 2006. Mr. Rutherford has more than 25 years of entrepreneurial experience in conceiving, developing and building technical solutions for clients in both the corporate and government sectors. For the Pelican division, Mr. Rutherford has been responsible for all aspects of technology evaluation and deployment to meet its clients’ needs for mobile, ruggedized computing solutions.

Resignation of board member

On July 9, 2008, Mr. John W. Poling provided notice to the Company of his resignation from the Board, effective on that date.  Mr. Poling has served as a Director and the Chairman of the Company’s Audit Committee since December 2007.  Mr. Poling provided a letter to the Board, dated July 9, 2008, expressing his disagreement with the Board’s decision to realign the executive management of the Company.  A copy of Mr. Poling’s letter of resignation is included as Exhibit 17.1 to this Current Report on Form 8-K.

Certain relationships and related transactions with newly-appointed executive officers

The Company is party to a five-year lease, which term commenced January 1, 2004, for approximately 2,500 square feet of office space from Peppermill Properties, LLC, a Maryland limited liability company (“Peppermill”), which company is owned and managed by Messrs. Brechin and Rutherford.  The aggregate value of the lease totals $136,800. For the years ended December 31, 2006 and December 31, 2007, lease payments amounted to $56,400. Lease payments owed by the Company under the lease aggregate $32,400 during 2008.

On August 1, 2006, the Company entered into a Loan and Security Agreement with American Bank to provide an 80% accounts receivable facility up to $1.5 million and accruing interest at an annual rate of prime rate plus 1%. The maturity date of the loan was August 1, 2007, at which time all principal, interest, charges and fees were payable immediately or at the demand of American Bank.  Messrs. Brechin and Rutherford agreed to personally guarantee the note up to $375,000 each until the six month anniversary of the note, up to $187,500 each from 6 months to the one-year anniversary of the note and $0 thereafter in exchange for the transfer to them of 4,740,192 shares of restricted stock of the Company granted to other officers for which vesting was accelerated in August 2006.

On January 11, 2006, the Company entered into an agreement with Messrs. Brechin and Rutherford to distribute to them an amount, in cash, equal to the Company’s retained earnings at the time of the Company’s share exchange with American Financial Holdings, Inc., subject to the completion of an audit of the Company’s financial statements for the years ended December 31, 2005 and 2004. In connection with the share exchange, the Company agreed to distribute this amount to these members of management because the Company’s historical retained earnings were earned under their leadership prior to the share exchange when the Company was privately held. The amount of the distribution determined upon the completion of the audit amounted to $1,881,007. For the purposes of funding working capital, Messrs. Brechin and Rutherford agreed to loan this amount back to the Company, with interest at the rate of 10% per annum beginning January 1, 2006.  On April 4, 2006, the Company repaid $400,000 to Messrs. Brechin and Rutherford, reducing the principal balance of the note to $1,481,007. As of December 31, 2006, accrued interest on these notes amounted to $12,404. Total interest paid under these notes for the year ended December 31, 2006 amounted to $150,583. On March 31, 2007, the Company repaid the note in full, which amounted to $1,481,007 in principal and $12,404 in accrued but unpaid interest at March 31, 2007.

There are no family relationships between Messrs. Brechin and Rutherford and the Company’s other directors and executive officers.

Item 9.01

Financial Statements and Exhibits.

(d)

Exhibits.

The following exhibit is filed herewith:

Exhibit No.	Description

17.1	Correspondence of Mr. John W. Poling, dated July 9, 2008, providing resignation from the Board

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Brekford International Corp.
(Registrant)

By:	/s/ RYAN E. KIRCH
Name:	Ryan E. Kirch Chief Financial Officer and Secretary
Title:

Date:  July 14, 2008

EXHIBIT INDEX

Exhibit No.	Description

17.1	Correspondence of Mr. John W. Poling, dated July 9, 2008, providing resignation from the Board